UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 31, 2014

FIRST FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

South Carolina	001-12669	57-0799315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 277-2175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2014, First Financial Holdings, Inc. (f/k/a SCBT Financial Corporation) (“FFH”) entered into a transition and advisory agreement (the “Hall Agreement”) with R. Wayne Hall (the current President and Chief Risk Officer of FFH). The Hall Agreement supersedes, effective January 31, 2014, the previous employment agreement by and between Mr. Hall and FFH, dated as of February 19, 2013, which became effective July 24, 2013.

Pursuant to the Hall Agreement, Mr. Hall will cease to serve as the Chief Risk Officer of FFH, but will continue to serve as the President of FFH until June 30, 2015 (the “Transition Date”), subject to earlier termination as described below.  Mr. Hall will be nominated for election as a member of the Board of Directors of FFH at the April 2014 shareholders meeting.  From and after the April 2015 shareholders meeting, Mr. Hall will no longer be nominated for election as a member of the Board of Directors of FFH.  From July 1, 2015 through July 23, 2018 (the “Advisory Period”), Mr. Hall will serve in the role of Senior Banking Advisor to FFH, subject to earlier termination as described below.

Through the Transition Date, Mr. Hall’s annual base salary is $475,000 and he is entitled to receive an annual bonus with a target of $200,000 and a maximum of $300,000 (determined in accordance with FFH’s incentive-based bonus plans applicable to his employment position and FFH policies and procedures).  Through the Transition Date, Mr. Hall is entitled to the use of an automobile and reimbursement for the expense of his attendance at such meetings and conventions as FFH requires him to attend.  Following the Transition Date, FFH will transfer ownership of the automobile to Mr. Hall.  During the Advisory Period, Mr. Hall is entitled to receive a monthly salary of $39,583 and an annual incentive payment up to a maximum of $200,000 based on achievement of annual performance goals relating to the advisory services provided by Mr. Hall, with annual performance goals to be set by the Chief Executive Officer of FFH.  During the Advisory Period, Mr. Hall will continue to vest in the restricted stock units granted to him on July 26, 2013.

If Mr. Hall’s service is terminated by FFH without cause, Mr. Hall will be entitled to receive the remainder of his base salary or monthly salary, as applicable, on the same schedule as if Mr. Hall had continued to provide services during the applicable period. The payments set forth above are subject to Mr. Hall’s execution of a release of claims in favor of FFH and its affiliates.  If Mr. Hall’s service is terminated due to Mr. Hall’s death, Mr. Hall’s estate will be entitled to a lump sum payment in an amount equal to the lesser of the base salary and/or monthly salary paid to Mr. Hall during the twelve-month period preceding the date of termination of service or the remainder of his base salary or monthly salary, as applicable, that would have been payable if Mr. Hall had continued to provide services through the end of the Advisory Period.  If Mr. Hall’s service is terminated for cause, due to Mr. Hall’s disability (each, as defined in the Hall Agreement) or due to resignation by Mr. Hall for any reason, Mr. Hall will not be entitled to any further compensation.

Following the termination of Mr. Hall’s service with FFH, Mr. Hall is subject to non-competition and non-solicitation covenants.  If Mr. Hall’s service is terminated by FFH without cause, the non-competition and non-solicitation covenants will extend through July 24, 2018.  If

Mr. Hall’s service is terminated by FFH for cause, due to Mr. Hall’s disability, or due to resignation by Mr. Hall for any reason, the non-competition and non-solicitation covenants will extend for one year following termination of service.

The foregoing is only a summary of certain terms of the Hall Agreement which is qualified in its entirety by Exhibit 10.1 incorporated by reference herein.

Exhibits

Exhibit Number	Description
10.1	Transition and Advisory Agreement, dated as of January 31, 2014, between SCBT, First Financial Holdings, Inc. (f/k/a SCBT Financial Corporation) and R. Wayne Hall.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC.

Date: February 4, 2014	By:	/s/ John C. Pollok
	Name:	John C. Pollok
	Title:	Senior Executive Vice President,
Chief Financial Officer and
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transition and Advisory Agreement, dated as of January 31, 2014, between SCBT, First Financial Holdings, Inc. (f/k/a SCBT Financial Corporation) and R. Wayne Hall.